ARTICLES OF INCORPORATION

                                       OF

                             SENTECH EAS CORPORATION

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE 1
                                 CORPORATE NAME
                                 --------------

         The name of the Corporation is : SenTech EAS Corporation.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation shall be located at 484 S.W. 12th Avenue, Deerfield Beach, Florida 33442-3108.

                                   ARTICLE III
                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this corporation shall be authorized to issue had have outstanding at any one time shall be Fifty Million (50,000,000) shares of common stock, $.0001 par value per share.

                                   ARTICLE IV
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                                Stephen Needleman
                             SenTech EAS Corporation
                              484 S.W. 12th Avenue
                       Deerfield Beach, Florida 33442-3108



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                                    ARTICLE V
                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these Article of Incorporation as the Incorporator is:

                                Stephen Needleman
                             SenTech EAS Corporation
                              484 S.W. 12th Avenue
                       Deerfield Beach, Florida 33442-3108

                                   ARTICLE VI
                             AUTHORITY OF DIRECTORS
                             ----------------------

         The Directors shall have the power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to amount, upon the property and franchise of this Corporation.
         With the consent in writing and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of this Corporation.

                                   ARTICLE VII
                                BOOKS AND RECORDS
                                -----------------

         The By-Laws shall determine whether and to what extent the account and books of this corporation, or any of them, shall be upon to the inspection of the stockholders, no stock holder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by law of the By-Laws, or by resolution of stockholders.
         The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Florida, at such places as may be, form time to time, designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Florida.

                                  ARTICLE VIII
                                     PURPOSE
                                     -------

         The general nature of the business to be transacted by the Corporation shall be to engage is and to do any lawful act permitted under the laws of the United States of America and of the State of Florida.








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                                   ARTICLE IX
                             LIMITATION OF LIABILITY
                             -----------------------

         No director of the Corporation shall be liable to the Corporation of its stockholders for monetary damages for breech of fiduciary duty as a director, except for liability (i) for any breech of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Florid a General Corporation Act, or (iv) for any transaction form which the director derived as improper personal benefit.

                                    ARTICLE X
                                      TERM
                                      ----

         The term for which the Corporation is to exist is perpetual

                                            INCORPORATOR

                                            /S/ STEPHEN NEEDLEMEN
                                            Stephen Needlemen
                                            484 S.W. 12th Avenue
                                            Deerfield Beech, Florida 33442-3108